Exhibit 10.111

ASSIGNMENT AND BILL OF SALE

THE STATE OF TEXAS	)

COUNTY OF FRANKLIN	)

THIS ASSIGNMENT AND BILL OF SALE (hereinafter sometimes referred to as the “Agreement”), is entered in to this 1 day of September, 2002 by and between Della Back Oil Company, whose mailing address is P. O. Box 578, Mt. Vernon, Texas 75457 (hereinafter referred to as “Assignor”) and Douglas H Wright whose mailing address is 2207 West Ferguson, Mount Pleasant, Texas 75455 (hereinafter referred to as “Assignee”).

DOES WITNESS THAT:

In consideration of One Hundred Dollars ($100.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the performance by Assignee of the covenants, agreements, obligations and conditions hereinafter contained, to be kept and performed by Assignee, it is agreed between the parties as follows, to-wit:

1. Assignment. Assignor does hereby grant, assign, transfer and convey to Assignee, without warranty express or implied, an undivided one-half (1/2) interest of all of Assignor’s right, title and interest in the real property listed in Exhibit “A” attached hereto and made a part hereof, insofar and only insofar as described therein (hereinafter referred to as the “Assigned Premises”), subject to all of the covenants and conditions hereof and any additional provisions contained in said Exhibit “A”. Assignor also conveys to Assignee an undivided one- half (1/2) interest of all of Assignor’s right, title and interest in and to all contracts, agreements, permits, franchises, licenses, easements, servitudes, and rights-of-way pertaining to the Assigned ‘ Premises, excepting, reserving and retaining therefrom all other such rights unto Assignor with respect to real property not conveyed hereby.

2. BILL OF SALE. Assignor does hereby grant, sell and convey unto Assignee an undivided one half (1/2) of all of Assignor’s right, title and interest in and all oil wells, gas wells, salt water disposal wells; injection wells and other wells located on, and used in association with the Assigned Premises on the effective date hereof (hereinafter referred to as the “Wells”), and to the personal property or equipment associated therewith (hereinafter referred to as the “Personal Property”). Assignee, by its signature to this Assignment and Bill of Sale adopts, ratifies and confirms the operating agreement(s) to which the Assigned Premises may be subject in all respects, and from the Effective Time of this Assignment and Bill of Sale agrees to be substituted for Assignor as a party to said agreement(s) and agrees to assume all of Assignor’s liability and responsibility under said agreement(s).